SUB-ITEM 77Q3

AIM LARGE CAP BASIC VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 14


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                             $ 257
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Investor Class                                                       $ 74
       Institutional Class                                               $ 1,132

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                            0.0358
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Investor Class                                                     0.3580
       Institutional Class                                                0.1285

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                             7,248
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                             2,634
       Class C                                                             1,588
       Class R                                                               157
       Investor Class                                                      2,132
       Institutional Class                                                 9,987


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 13.11
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 12.43
       Class C                                                           $ 12.43
       Class R                                                           $ 12.99
       Investor Class                                                    $ 13.14
       Institutional Class                                               $ 13.23